Exhibit 10.1
Director Annual Grant
ALPHA AND OMEGA SEMICONDUCTOR LIMITED
SHARE OPTION AGREEMENT

RECITALS
A.The Company has implemented an automatic option grant program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.
B.    Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to Optionee.
C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.
NOW, THEREFORE, it is hereby agreed as follows:
1.    Grant of Option. The Company hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.
2.    Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.
3.    Limited Transferability. This option, together with the Option Shares during the period prior to exercise, shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.
4.    Exercisability/Vesting.
(a)    This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are at the time vested in accordance with the Vesting Schedule, and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

(b)    Optionee shall, in accordance with the Vesting Schedule set forth in the Grant Notice, vest in the Option Shares in one or more installments over his or her period of Board service. The Option Shares shall, however, be subject to accelerated vesting pursuant to the provisions of Paragraph 5 or 6, but in no event shall any additional Option Shares vest following Optionee’s cessation of service as a Board member.
5.    Cessation of Board Service. Should Optionee’s service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:
(a)    Should Optionee cease to serve as a Board member for any reason while this option is outstanding, then the period during which this option may be exercised shall be reduced to a twelve (12)-month period measured from the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) may not exercise this option in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date of his or her cessation of Board service. Upon the earlier of (i) the expiration of such twelve (12)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not been exercised.
(b)    Should Optionee cease service as a Board member by reason of death or Permanent Disability, then any Option Shares at the time subject to this option but not otherwise vested shall vest in full so that this option may be exercised for any or all of the Option Shares as fully vested shares of Common Stock at any time prior to the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Board service or (ii) the specified Expiration Date, whereupon this option shall terminate and cease to be outstanding.
(c)    Upon Optionee’s cessation of Board service for any reason other than death or Permanent Disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule or the special vesting acceleration provisions of Paragraph 6 below.
6.    Change in Control.
(a)    In the event of a Change in Control effected during Optionee’s period of Board service, any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date for that Change in Control, become exercisable for all of the Option Shares as fully vested shares and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company or otherwise continued in effect pursuant to the terms of the Change in Control transaction.
(b)    If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Company’s outstanding Common Shares receive cash consideration for their Common Shares in consummation of the Change in Control, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Common Share in such Change in Control transaction.
7.    Adjustment in Option Shares. In the event of any of the following transactions affecting the outstanding Common Shares as a class without the Company’s receipt of consideration: any share split, share dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Shares without the Company’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding Common Shares as a result of a spin-off transaction or extraordinary distribution, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive.
8.    Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.
9.    Manner of Exercising Option.
(a)    In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
(i)    Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised in such form as provided by the Company or comply with such other procedures as the Company may establish for notifying the Company of the exercise of this option for one or more Option Shares.
(ii)    Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)    cash or check made payable to the Company,
(B)    in Common Shares held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
(C)    to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a brokerage firm (reasonably satisfactory to the Company for administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
(iii)    Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
(b)    Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.
(c)    As soon after the Exercise Date as practical, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Company’s repurchase rights and may be held in escrow with the Company until such shares vest.
(d)    In no event may this option be exercised for any fractional shares.
10.    Compliance with Laws and Regulations.
(a)    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Shares may be listed for trading at the time of such exercise and issuance.

(b)    The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Shares pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
11.    Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.
12.    Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most current address then indicated for Optionee on the Company’s employee records or shall be delivered electronically to Optionee through the Company’s electronic mail system. All notices shall be deemed effective upon personal delivery or through the Company’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.    Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.
14.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

APPENDIX

The following definitions shall be in effect under the Agreement:
A.    Agreement shall mean this Share Option Agreement.
B.    Board shall mean the Company’s Board of Directors.
C.    Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:
(i)    a merger, consolidation or other reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or
(ii)    a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company, or
(iii)    the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders.
D.    Code shall mean the Internal Revenue Code of 1986, as amended.
E.    Common Shares shall mean the Company’s common shares.
F.    Company shall mean Alpha and Omega Semiconductor Limited, a company incorporated and existing under the laws of the Islands of Bermuda, and any successor corporation to all or substantially all of the assets or voting stock of Alpha and Omega Semiconductor Limited which shall by appropriate action assume this option.
G.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.
H.    Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

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I.    Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.
J.    Fair Market Value per Common Share on any relevant date shall be determined in accordance with the following provisions:
(i)    If the Common Shares are at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price of the Common Share on the date in question, as the price is reported by the Financial Industry Regulatory Authority for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(ii)    If the Common Shares are at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price of the Common Share on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Shares, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
K.    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.
L.    Grant Notice shall mean the Notice of Grant of Share Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.
M.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.
N.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
O.    Option Shares shall mean the number of Common shares subject to the option.
P.    Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.
Q.    Permanent Disability shall mean the inability of Optionee to perform his or her usual duties as a member of the Board by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

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R.    Plan shall mean the Company’s 2009 Share Option/Share Issuance Plan.
S.    Plan Administrator shall mean the Board or any committee of the Board which has been authorized to administer one or more elements of the Plan.
T.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market, the New York Stock Exchange, the Stock Exchange of Hong Kong Limited or any internationally recognized stock exchange (as determined by the Plan Administrator).
U.    Vesting Schedule shall mean the vesting schedule specified in the Grant Notice, pursuant to which the Option Shares will vest in one or more installments over Optionee’s period of Board service, subject to acceleration in accordance with the provisions of the Agreement.

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